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                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM 8-A
                             FILED ON MAY 20, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   The Hartford Financial Services Group, Inc.

             (Exact name of registrant as specified in its charter)

               Delaware                                  13-3317783

(State of incorporation or organization)    (I.R.S. Employer Identification No.)

            c/o Brian S. Becker
Senior Vice President & Corporate Secretary
The Hartford Financial Services Group, Inc.                06115
              Hartford Plaza
           Hartford, Connecticut                         (Zip Code)
              (860) 547-5000

      (Address of principal executive
          offices of registrant)


     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be so registered    Name of each exchange on which
                                                each class is to be registered

                   Normal Units                     New York Stock Exchange

              If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

              If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

              Securities Act registration statement file number to which this form relates: 333-103915 and 333-105392


              Securities to be registered pursuant to Section 12(g) of the
         Act:  None







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                                Explanatory Note

The purpose of this Amendment No. 1 to the Registration Statement on Form 8-A filed by The Hartford Financial Services Group, Inc. (the "Company") on May 20, 2003, is solely to incorporate the definitive agreements included as Exhibits 4.5, 4.6, 4.7, 4.8 4.9 and 4.10 hereto.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1   Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The class of securities to be registered hereby are the Normal Units ("Normal Units") of the Company.

         For a description of the Normal Units, reference is made to the descriptions in the Company's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-103915) (the "Registration Statement"), filed with the Securities and Exchange Commission on April 10, 2003, and the Company's Prospectus Supplement, dated May 19, 2003, filed with the Securities and Exchange Commission on May 20, 2003, pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, which descriptions are hereby incorporated by reference herein.

Item 2   Exhibits.
         --------

          4.1 Amended and Restated Certificate of Incorporation of the Company, amended effective May 1, 2002 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-Q for the three month period ended March 31, 2002).

          4.2 Amended and Restated By-Laws of the Company, amended effective April 17, 2003 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-Q for the three month period ended March 31, 2003).

          4.3 Senior Indenture, dated as of October 20, 1995, between ITT Hartford Group, Inc. and The Chase Manhattan Bank (National Association) as Trustee (incorporated herein by reference to
                   Exhibit 4.03 to the Registration Statement on Form S-3 (Registration No. 333-103915) of the Company, Hartford Capital IV, Hartford Capital V and Hartford Capital VI).

          4.4 Supplemental Indenture No. 1, dated as of December 27, 2000, to the Senior Indenture filed as Exhibit 4.3 hereto, between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (Registration No. 333-49666) of the Company, Hartford Capital III, Hartford Capital IV and Hartford Capital V).

          4.5 Supplemental Indenture No. 3, dated as of May 23,2003, to the Senior Indenture filed as Exhibit 4.3 hereto, between the Company and JPMorgan Chase Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Form 8-K of the Company, filed May 30, 2003).

          4.6 Form of Global Note (included in the Supplemental Indenture No. 3 filed as Exhibit 4.5 hereto).
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          4.7      Purchase Contract Agreement, dated as of May 23, 2003,
                   between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit
                   4.2 to the Form 8-K of the Company, filed May 30, 2003).

          4.8      Form of Normal Unit Certificate (included in the
                   Purchase Contract Agreement filed as Exhibit 4.7 hereto).

          4.9 Pledge Agreement, dated as of May 23, 2003, between the Company and JPMorgan Chase Bank, as Collateral Agent, Custodial Agent, Securities Intermediary and Purchase Contract Agent (incorporated herein by reference to Exhibit
                   4.3 to the Form 8-K of the Company, filed May 30, 2003).

          4.10 Remarketing Agreement, dated as of May 23, 2003, between the Company, Goldman, Sachs & Co., as the Remarketing Agent, and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.4 to the Form 8-K of the Company, filed May 30, 2003).






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.


                                   By:    /s/ Brian S. Becker
                                      ----------------------------------------
                                       Name:  Brian S. Becker
                                       Title: Senior Vice President &
                                              Corporate Secretary

Date:  June 3, 2003